SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 8, 2006

DRESSER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32372	75-2795365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15455 Dallas Parkway, Suite 1100

Addison, Texas 75001

(Address of principal executive offices) (zip code)

(972) 361-9800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 8, 2006, Dresser, Inc. (the “Company”) entered into an amendment and waiver (“Amendment No. 15”) to its Credit Agreement dated as of April 10, 2001, as amended by Amendment Nos. 1 through 14 thereto and as modified by a Consent dated as of June 3, 2004 (as amended and modified, the “Credit Agreement”), among the Company, D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Credit Agreement and the lenders and agents named therein. Amendment No. 15 extends to December 31, 2006, the Company’s deadline for providing its senior secured lenders with audited financial statements for the fiscal year ended December 31, 2005. It also includes various technical amendments.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

4.1	Amendment No. 15 to and Waiver Under the Credit Agreement, dated September 8, 2006, among Dresser, Inc., D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Credit Agreement, the Lenders named therein and Morgan Stanley Senior Funding, Inc., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2006	Dresser, Inc.

/s/ ROBERT D. WOLTIL
Robert D. Woltil Senior Vice President and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 15 to and Waiver Under the Credit Agreement, dated April 14, 2006, among Dresser, Inc., D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Credit Agreement, the Lenders named therein and Morgan Stanley Senior Funding, Inc., as Administrative Agent.

4